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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 3, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSOCEAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	1381 (Primary Standard Industrial Classification Code Number)	66-0582307 (I.R.S. Employer Identification No.)

4 Greenway Plaza
Houston, Texas 77046
(713) 232-7500
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

Eric B. Brown
Transocean Inc.
4 Greenway Plaza
Houston, Texas 77046
(713) 232-7500
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Gene J. Oshman
John D. Geddes
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002-4995
(713) 229-1234

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Debt Securities

Ordinary Shares

Preference Shares

Warrants

(1)
There is being registered hereunder such indeterminate number or amount of debt securities, ordinary shares, preference shares and warrants of the registrant as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

Transocean Inc.

Debt Securities

Ordinary Shares

Preference Shares

Warrants

        We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our ordinary shares are traded on the New York Stock Exchange under the trading symbol "RIG."

        You should consider carefully the risk factors beginning on page 3 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2007

TABLE OF CONTENTS

About This Prospectus
Forward-Looking Information
About Transocean Inc.
Where You Can Find More Information
Risk Factors
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of the Debt Securities
Description of Share Capital
Description of Ordinary Shares
Description of Preference Shares
Description of Warrants
Anti-Takeover Provisions
Plan of Distribution
Legal Matters
Experts
Independent Registered Public Accounting Firm

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission ("SEC") using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus, the prospectus supplement and any pricing supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

FORWARD-LOOKING INFORMATION

        This prospectus and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of our operations, including statements about the following subjects:

  •
  contract commencements,

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  contract option exercises,

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  revenues,

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  expenses,

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  results of operations,

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  commodity prices,

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  customer drilling programs,

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  supply and demand,

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  utilization rates,

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  dayrates,

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  contract backlog,

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  effects and results of the GlobalSantaFe merger and related transactions,

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  planned shipyard projects and rig mobilizations and their effects,

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  newbuild projects and opportunities,

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  other major upgrades,

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  the potential purchase of an ownership interest in a joint venture that will own an Enterprise-class drillship,

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  contract awards,

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  drillship delivery dates,

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  expected downtime,

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  insurance proceeds,

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  cash investments of our wholly-owned captive insurance company,

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  market outlook for our various geographical operating sectors,

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  effects of new rigs on the market,

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  issuance of new debt,

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  income related to and any payments to be received under the TODCO tax sharing agreement,

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  debt reduction,

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  planned asset sales,

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  timing of asset sales,

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  proceeds from asset sales,

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  our effective tax rate,

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  changes in tax laws, treaties and regulations,

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  tax assessments,

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  our other expectations with regard to market outlook,

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  operations in international markets,

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  the level of expected capital expenditures,

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  results and effects of legal proceedings and governmental audits and assessments,

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  adequacy of insurance,

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  liabilities for tax issues, including those associated with our activities in Brazil, Norway and the United States,

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  liquidity,

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  cash flow from operations,

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  adequacy of cash flow for our obligations,

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  effects of accounting changes,

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  adoption of accounting policies,

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  pension plan and other postretirement benefit plan contributions,

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  benefit payments, and

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  the timing and cost of completion of capital projects.

ii

        Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions among others:

  •
  "anticipates"

  •
  "believes"

  •
  "budgets"

  •
  "could"

  •
  "estimates"

  •
  "expects"

  •
  "forecasts"

  •
  "intends

  •
  "may"

  •
  "might"

  •
  "plans"

  •
  "predicts"

  •
  "projects"

  •
  "scheduled"

  •
  "should"

        Such statements are subject to numerous risks, uncertainties and assumptions, including, but not limited to.

  •
  those described under "Risk Factors" included herein and in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our other SEC filings,

  •
  the adequacy of sources of liquidity,

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  the effect and results of litigation, tax audits and contingencies, and

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  other factors discussed in this prospectus and in our other filings with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

        All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

iii

ABOUT TRANSOCEAN INC.

        We are a leading international provider of offshore contract drilling services for oil and gas wells. As of December 3, 2007, we owned, had partial ownership interests in or operated 140 mobile offshore drilling units. As of this date, our fleet included 39 High-Specification Floaters, 29 Other Floaters, 68 Jackups and four Other Rigs. We also owned or had ownership interests in eight High-Specification Floaters under construction.

        Our mobile offshore drilling fleet is considered one of the most modern and versatile fleets in the world. Our primary business is to contract these drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. We specialize in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. We also provide oil and gas drilling management services on either a dayrate or completed-project, fixed-price (or "turnkey") basis, as well as drilling engineering and drilling project management services, and we participate in oil and gas exploration and production activities.

        Our principal executive offices in the United States are located at 4 Greenway Plaza, Houston, Texas 77046, and our telephone number at that address is (713) 232-7500. As used in this prospectus, unless we state otherwise or the context indicates otherwise, "Transocean," "we," "our" and similar terms mean Transocean Inc., a Cayman Islands exempted company, and its subsidiaries and "GlobalSantaFe" means GlobalSantaFe Corporation, a Cayman Islands exempted company, which merged with a subsidiary of ours on November 27, 2007, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Internet site.

        The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the offered securities are sold. The documents we incorporate by reference are:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

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  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

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  our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 14, 2007 (dated February 7, 2007), March 6, 2007, April 11, 2007, June 4, 2007, July 23, 2007, August 14, 2007, September 20, 2007, October 1, 2007, October 17, 2007, October 19, 2007, October 24, 2007, October 25, 2007, November 14, 2007, November 21, 2007, November 27, 2007 and December 3, 2007 (two filings); and

  •
  the description of our ordinary shares contained in our Current Report on Form 8-K/A filed with the SEC on November 27, 2007.

        You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or calling:

    Transocean Inc.
    4 Greenway Plaza
    Houston, Texas 77046
    Attn: Investor Relations
    (713) 232-7500

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

RISK FACTORS

        In addition to the other information contained in this prospectus and the documents incorporated by reference, including, without limitation, Transocean's Annual Report on Form 10-K for the year ended December 31, 2006, you should carefully consider the risk factors below before buying any of our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read "Forward-Looking Information." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our business depends on the level of activity in the offshore oil and gas industry, which is significantly affected by volatile oil and gas prices and other factors.

        Our business depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. Oil and gas prices and market expectations of potential changes in these prices significantly affect this level of activity. However, higher commodity prices do not necessarily translate into increased drilling activity since customers' expectations of future commodity prices typically drive demand for our rigs. Also, increased competition for customers' drilling budgets could come from, among other areas, land-based energy markets in Africa, Russia, the Middle East, Alaska or elsewhere. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments also affect customers' drilling campaigns. Worldwide military, political and economic events have contributed to oil and gas price volatility and are likely to do so in the future. Oil and gas prices are extremely volatile and are affected by numerous factors, including the following:

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  worldwide demand for oil and gas;

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  the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing;

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  the level of production in non-OPEC countries;

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  the policies of various governments regarding exploration and development of their oil and gas reserves;

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  advances in exploration and development technology; and

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  the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.

Our industry is highly competitive and cyclical, with intense price competition.

        The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment may also be considered. Mergers among oil and natural gas exploration and production companies have reduced the number of available customers.

        This industry has historically been cyclical and is impacted by oil and gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of low demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idle for long periods of time. We may be required to idle rigs or enter into lower rate contracts in response to market conditions in the future.

        During prior periods of high utilization and dayrates, industry participants have increased the supply of rigs by ordering the construction of new units. This has typically resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates, sometimes for extended periods of time. There are numerous high-specification rigs and jackups under contract for construction and mid-water semisubmersibles that are being upgraded to enhance their operating capability. The entry into service of these new and upgraded units will increase supply and could curtail a further strengthening of dayrates, or reduce them, as rigs are absorbed into the active fleet. Any further increase in construction of new drilling units could exacerbate the negative impact on utilization and dayrates. Lower utilization and dayrates in one or more of the regions in which we operate could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on certain classes of our drilling rigs or our goodwill balance if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these rigs, or the goodwill balance, may not be recoverable.

Our business involves numerous operating hazards.

        Our operations are subject to the usual hazards inherent in the drilling of oil and gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch-throughs, craterings, fires and natural disasters such as hurricanes and tropical storms. In particular, the Gulf of Mexico area is subject to hurricanes and other extreme weather conditions on a relatively frequent basis, and our drilling rigs in the region may be exposed to damage or total loss by these storms (some of which may not be covered by insurance). The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury to or death of rig personnel. We are also subject to personal injury and other claims by rig personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services, or personnel shortages. In addition, offshore drilling operations are subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual rights to indemnity may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all risks.

        Consistent with standard industry practice, our clients generally assume, and indemnify us against, well control and subsurface risks under dayrate contracts. These are risks associated with the loss of control of a well, such as blowout or cratering, the cost to regain control of or redrill the well and associated pollution. However, there can be no assurance that these clients will be financially able to indemnify us against all these risks.

        We maintain broad insurance coverage, including coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. Property damage insurance covers against marine and other perils, including losses due to capsizing, grounding, collision, fire, lightning, hurricanes and windstorms (excluding named storms in the U.S. Gulf of Mexico and war perils worldwide, for which we generally have no coverage), action of waves, punch-throughs, cratering, blowouts and explosion. However, we maintain large self-insured deductibles for damage to our offshore drilling equipment and third-party liabilities. With respect to hull and machinery we generally maintain a $125 million deductible per occurrence, subject to a $250 million annual aggregate deductible. In the event that the $250 million annual aggregate deductible has been exceeded, the hull and machinery deductible becomes $10 million per occurrence. However, in the event of a total loss or a constructive total loss of a drilling unit, then such loss is fully covered by our insurance with no deductible. For general and marine third-party liabilities we generally maintain a $10 million per occurrence deductible on personal injury liability for crew claims ($5 million for non-crew claims) and a $5 million per occurrence deductible on third-party property damage. We also self insure the primary $50 million of liability limits in excess of the $5 million and $10 million per occurrence deductibles described in the prior sentence. We do not generally have hull and machinery coverage for losses due to hurricanes in the U.S Gulf of Mexico and war perils worldwide. The amount of our insurance may be less than the related impact on enterprise value after a loss.

        Our insurance coverage will not in all situations provide sufficient funds to protect us from all liabilities that could result from our drilling operations. Our coverage includes annual aggregate policy limits. As a result, we retain the risk through self-insurance for any losses in excess of these limits. We do not carry insurance for loss of revenue and certain other claims may also not be reimbursed by insurance carriers. Any such lack of reimbursement may cause us to incur substantial costs. In addition, we could decide to retain substantially more risk through self-insurance in the future.

Failure to obtain and retain key personnel could hurt our operations.

        We require highly skilled personnel to operate and provide technical services and support for our business worldwide. Competition for the labor required for drilling operations, including for turnkey drilling and drilling management services businesses and construction projects, has intensified as the number of rigs activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime and more operating incidents, which in turn could decrease revenues and increase costs. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. If these labor trends continue, we may experience further increases in costs or limits on operations.

Labor costs and the operating restrictions under which we operate could increase as a result of collective bargaining negotiations and changes in labor laws and regulations.

        Some of our employees and contracted labor work under collective bargaining agreements, and most of these employees and contracted labor work in the United Kingdom, Nigeria and Norway. Many of these represented individuals are working under agreements that are subject to ongoing salary negotiation in 2007. These negotiations could result in higher personnel expenses, other increased costs or increased operating restrictions. Additionally, the unions in the United Kingdom are seeking an interpretation of the Offshore Working Directive, which was recently extended to include U.K. offshore workers, that could result in higher labor costs and undermine our ability to obtain a sufficient number of skilled workers in the United Kingdom.

Shipyard projects and other operations are subject to delays and cost overruns.

        We have committed to a total of eight deepwater newbuild rig projects and two Sedco 700-series rig upgrades. We are also discussing other potential newbuild opportunities with several of our oil and gas company clients. We also have a variety of other more limited shipyard projects at any given time. These shipyard projects are subject to the risks of delay or cost overruns inherent in any such construction project resulting from numerous factors, including the following:

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  shipyard unavailability;

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  shortages of equipment, materials or skilled labor;

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  unscheduled delays in the delivery of ordered materials and equipment;

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  engineering problems, including those relating to the commissioning of newly designed equipment;

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  work stoppages;

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  client acceptance delays;

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  weather interference or storm damage;

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  unanticipated cost increases; and

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  difficulty in obtaining necessary permits or approvals.

        These factors may contribute to cost variations and delays in the delivery of our upgraded and newbuild units and other rigs undergoing shipyard projects. Delays in the delivery of these units would result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to terminate or shorten the term of the drilling contract for the rig pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms.

        Our operations also rely on a significant supply of capital and consumable spare parts and equipment to maintain and repair our fleet. We also rely on the supply of ancillary services, including supply boats and helicopters. Recently, we have experienced increased delivery times from vendors due to increased drilling activity worldwide and the increase in construction and upgrade projects and have also experienced a tightening in the availability of ancillary services. We have recently replaced our primary global logistics provider, which may result in delays and disruptions, and potentially increased costs, in some operations. Shortages in materials, delays in the delivery of necessary spare parts, equipment or other materials, or the unavailability of ancillary services could negatively impact our future operations and result in increases in rig downtime, and delays in the repair and maintenance of our fleet.

Failure to secure a drilling contract prior to deployment of two of our newbuild drillships could adversely affect our results of operations.

        In September 2007, GlobalSantaFe entered into a contract with Hyundai Heavy Industries, Ltd. for the construction of a new drillship. In addition, the drillship Deepwater Pacific 2 that is being constructed by our joint venture with Pacific Drilling is scheduled for delivery in the fourth quarter of 2009. We have not yet secured a drilling contract for either drillship. Historically, the industry has experienced prolonged periods of overcapacity, during which many rigs were idle for long periods of time. Our failure to secure a drilling contract for either rig prior to its deployment could adversely affect our results of operations.

The anticipated benefits of our merger with GlobalSantaFe may not be realized, and there may be difficulties in integrating our operations.

        We merged with GlobalSantaFe with the expectation that the merger and the related transactions would result in various benefits, including, among other things, synergies, cost savings and operating efficiencies. We may not achieve these benefits at the levels expected or at all. If we fail to achieve these expected benefits, our results of operations and enterprise value may be adversely affected.

        We may not be able to integrate our operations with those of GlobalSantaFe, which merged with a subsidiary of ours on November 27, 2007, without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, we may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger and related transactions. Any unexpected delays incurred in connection with the integration could have an adverse effect on our business, results of operations or financial condition.

Our business will change as a result of our recent combination with GlobalSantaFe.

        Our business will change as a result of our recent combination with GlobalSantaFe. Following the Transactions, our relative exposure to the jackup market will increase. Portions of the jackup market, including the U.S. Gulf of Mexico, have in recent periods experienced some amount of softness. Additionally, as a result of the combination, we will now be engaged in turnkey drilling operations and conduct oil and gas operations which, as described below, will expose us to additional risks.

As a result of the merger transaction with GlobalSantaFe, our overall debt level increased, and we may lose the ability to obtain future financing and suffer competitive disadvantages.

        We have a substantial amount of debt. As a result of the reclassification and merger transactions with GlobalSantaFe, our overall debt level increased from approximately $2.6 billion at September 30, 2007, to approximately $18.8 billion at such date on a pro forma basis after giving effect to these transactions. Our level of debt and other obligations could have significant adverse consequences on our business and future prospects, including the following:

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  we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

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  we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

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  we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;

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  less levered competitors could have a competitive advantage because they have lower debt service requirements; and

  •
  we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors.

We may not be successful in refinancing our bridge loan facility, and the terms of any refinancing may not be favorable to us.

        Our bridge loan facility has a maturity of one year. Although we expect to refinance this debt on more favorable terms, such refinancing is subject to conditions in the credit markets, which are currently volatile, and there can be no assurance that we will be successful in refinancing the debt or that the terms of the refinancing will be favorable to us, which could adversely affect our results of operations or financial condition.

Our overall debt level and/or our inability to refinance the bridge loan facility on favorable terms could lead the credit rating agencies to lower our corporate credit ratings below currently expected levels and possibly below investment grade.

        Market conditions could prohibit us from refinancing the bridge loan facility at favorable rates and terms, which could limit our ability to efficiently repay debt and could cause us to maintain a high level of leverage or issue debt with unfavorable terms and conditions. This leverage level could lead the credit rating agencies to downgrade our credit ratings below currently expected levels and possibly to non-investment grade levels. Such ratings levels could negatively impact current and prospective customers' willingness to transact business with us. Suppliers may lower or eliminate the level of credit provided through payment terms when dealing with us thereby increasing the need for higher levels of cash on hand, which would decrease our ability to repay debt balances.

A loss of a major tax dispute or a successful challenge to our tax structure could result in a significant loss or in a higher tax rate on our worldwide earnings or both.

        We are a Cayman Islands company and also operate through various subsidiaries around the world. Our income taxes are based upon the applicable tax laws and tax rates in effect in the countries in which we operate and upon how we are structured in these countries. Our income tax returns are subject to review and examination in such countries. We do not recognize the benefit of income tax positions we believe are more likely than not to be disallowed upon challenge by a tax authority. If any tax authority successfully challenges our operational structure, intercompany pricing policies or the tax presence of key subsidiaries in certain countries; or if the terms of certain income tax treaties are changed in a manner that is adverse to our structure; or if we lose a material dispute in any country, particularly in the United States or Norway, our effective tax rate on our worldwide earnings could increase substantially and our financial results could be materially adversely affected.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate could result in a higher or lower tax rate on our worldwide earnings.

        We operate worldwide through our various subsidiaries in a number of countries throughout the world. Consequently, we are subject to tax laws, treaties and regulations in and between the countries in which we operate. A change in those tax laws, treaties or regulations could result in a higher or lower effective tax rate on our worldwide earnings.

        One such treaty is currently in the process of being renegotiated. This renegotiation will likely result in a change in the terms of the treaty that is adverse to our tax structure, which in turn would increase our effective tax rate, and such increase could be material. We are monitoring the progress of the treaty renegotiation with a view to determining what, if any, steps are appropriate to mitigate any potential negative impact. We may not be able to fully, or partially, mitigate any negative impact of this treaty renegotiation or any other future changes in treaties.

        Various proposals have been made in recent years that, if enacted into law, could have an adverse impact on us. Examples include, but are not limited to, proposals that would broaden the circumstances in which a non-U.S. company would be considered a U.S. resident and a proposal that could limit treaty benefits on certain payments by U.S. subsidiaries to non-U.S. affiliates. Such legislation, if enacted, could cause a material increase in our tax liability and effective tax rate.

Our non-U.S. operations involve additional risks not associated with our U.S. operations.

        We operate in various regions throughout the world, which may expose us to political and other uncertainties, including risks of:

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  terrorist acts, war and civil disturbances;

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  expropriation or nationalization of equipment; and

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  the inability to repatriate income or capital.

        We are protected to a substantial extent against loss of capital assets, but generally not loss of revenue, from most of these risks through indemnity provisions in our drilling contracts. Effective May 1, 2007, our assets are generally not insured against risk of loss due to perils such as terrorist acts, civil unrest, expropriation, nationalization and acts of war. Pollution and environmental risks generally are not totally insurable. If a significant accident or other event occurs and is not fully covered by insurance or an enforceable or recoverable indemnity from a client, it could adversely affect our consolidated financial position, results of operations or cash flows.

        Many governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

        Our non-U.S. contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and gas exploration and development, and taxation of offshore earnings and earnings of expatriate personnel. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil or gas price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

        Another risk inherent in our operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available in the country of operation.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.

        In June 2007, GlobalSantaFe's management retained independent outside counsel to conduct an internal investigation of its Nigerian and West African operations, focusing on brokers who handled customs matters with respect to its affiliates operating in those jurisdictions and whether those brokers have fully complied with the U.S. Foreign Corrupt Practices Act ("FCPA") and local laws. GlobalSantaFe commenced its investigation following announcements by other oilfield service companies that they were independently investigating the FCPA implications of certain actions taken by third parties in respect of customs matters in connection with their operations in Nigeria, as well as another company's recently announced settlement implicating a third party handling customs matters in Nigeria. In each case, the customs broker was reported to be Panalpina Inc., which GlobalSantaFe used to obtain temporary import permits for its rigs operating offshore Nigeria. GlobalSantaFe voluntarily disclosed its internal investigation to the U.S. Department of Justice (the "DOJ") and the SEC and, at their request, expanded its investigation to include the activities of its customs brokers in other West African countries and the activities of Panalpina Inc. worldwide. The investigation is focusing on whether the brokers have fully complied with the requirements of their contracts, local laws and the FCPA. In late November 2007, GlobalSantaFe received a subpoena from the SEC for documents related to its investigation. In this connection, the SEC advised GlobalSantaFe that it had issued a formal order of investigation. After the completion of the merger transaction with GlobalSantaFe, the independent outside counsel began formally reporting directly to our audit committee. Our legal representatives are keeping the DOJ and SEC apprised of the scope and details of their investigation and producing relevant information in response to their requests.

        On July 25, 2007, our legal representatives met with the DOJ in response to a notice we received requesting such a meeting regarding our engagement of Panalpina Inc. for freight forwarding and other services in the United States and abroad. The DOJ has informed us that it is conducting an investigation of alleged FCPA violations by oil service companies who used Panalpina Inc. and other brokers in Nigeria and other parts of the world. We began developing an investigative plan which would allow us to promptly review and produce relevant and responsive information requested by the DOJ. Subsequently, we expanded this investigation to include one of our agents for Nigeria. The investigation is being conducted by outside counsel who reports directly to the audit committee of our board of directors. The investigation has focused on whether the customs brokers and agent have fully complied with the terms of their respective agreements, the FCPA and local laws. We prepared and presented an investigative plan to the DOJ and have informed the SEC of the ongoing investigation. We have begun implementing the investigative plan.

        We cannot predict the ultimate outcome of these investigations, the effect of implementing any further measures that may be necessary to ensure full compliance with applicable laws or to what extent, if at all, we could be subject to fines, sanctions or other penalties. Our investigation includes a review of amounts paid to and by customs brokers in connection with the obtaining of permits for the temporary importation of vessels and the clearance of goods and materials. These permits and clearances are necessary in order for us to operate our vessels in certain jurisdictions. There is a risk that we may not be able to obtain import permits or renew temporary importation permits in West

African countries, including Nigeria, in a manner that complies with the FCPA. As a result, we may not have the means to renew temporary importation permits for rigs located in the relevant jurisdictions as they expire or to send goods and equipment into those jurisdictions, in which event we may be forced to terminate the pending drilling contracts and relocate the rigs or leave the rigs in these countries and risk permanent importation issues, either of which could have an adverse effect on our financial results. In addition, termination of drilling contracts could result in damage claims by customers.

Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

        Our operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should our rigs incur idle time between contracts, we typically will not de-man those rigs because we will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our rigs are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Our drilling contracts may be terminated due to a number of events.

        Our customers may terminate or suspend some of our term drilling contracts without paying a termination fee under various circumstances such as the loss or destruction of the drilling unit, downtime or impaired performance caused by equipment or operational issues, some of which will be beyond our control, or sustained periods of downtime due to force majeure events. Suspension of drilling contracts results in loss of the dayrate for the period of the suspension. If our customers cancel some of our significant contracts and we are unable to secure new contracts on substantially similar terms, it could adversely affect our results of operations. In reaction to depressed market conditions, customers may also seek renegotiation of firm drilling contracts to reduce their obligations.

We are subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

        We are subject to a variety of litigation and may be sued in additional cases. Certain of our subsidiaries are named as defendants in numerous lawsuits alleging personal injury as a result of exposure to asbestos or toxic fumes or resulting from other occupational diseases, such as silicosis, and various other medical issues that can remain undiscovered for a considerable amount of time. Some of these subsidiaries that have been put on notice of potential liabilities have no assets. Other subsidiaries are subject to litigation relating to environmental damage. We cannot predict the outcome of these cases involving those subsidiaries or the potential costs to resolve them. Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent, and policies may not be located. Suits against non-asset-owning subsidiaries have and may in the future give rise to alter ego or successor-in-interest claims against us and our asset-owning subsidiaries to the extent a subsidiary is unable to pay a claim or insurance is not available or sufficient to cover the claims. To the extent that one or more pending or future litigation matters are not resolved in our favor and are not covered by insurance, a material adverse effect on our financial results and condition could result.

Turnkey drilling operations expose us to additional risks, which can adversely affect our profitability, because we assume the risk for operational problems and the contracts are on a fixed-price basis.

        We conduct most of our drilling services under dayrate drilling contracts where the customer pays for the period of time required to drill or work over a well. However, we also enter into a significant number of turnkey contracts each year. Our compensation under turnkey contracts depends on whether we successfully drill to a specified depth or, under some of the contracts, complete the well. Unlike dayrate contracts, where ultimate control is exercised by the customer, we are exposed to additional risks when serving as a turnkey drilling contractor because we make all critical decisions. Under a turnkey contract, the amount of our compensation is fixed at the amount we bid to drill the well. Thus, we will not be paid if operational problems prevent performance unless we choose to drill a new well at our expense. Further, we must absorb the loss if problems arise that cause the cost of performance to exceed the turnkey price. Given the complexities of drilling a well, it is not unusual for unforeseen problems to arise. We do not generally insure against risks of unbudgeted costs associated with turnkey drilling operations. By contrast, in a dayrate contract, the customer retains most of these risks. As a result of the additional risks we assume in performing turnkey contracts, costs incurred from time to time exceed revenues earned. Accordingly, in prior quarters, GlobalSantaFe incurred significant losses on certain of its turnkey contracts, and we can expect that will continue to be the case in the future. Depending on the size of these losses, they may have a material adverse affect on the profitability of our drilling management services business in a given period.

Turnkey drilling operations are contingent on our ability to win bids and on rig availability, and the failure to win bids or obtain rigs for any reason may have a material adverse effect on the results of operations of our drilling management services business.

        Our results of operations from our drilling management services business may be limited by certain factors, including our ability to find and retain qualified personnel, to hire suitable rigs at acceptable rates, and to obtain and successfully perform turnkey drilling contracts based on competitive bids. Our ability to obtain turnkey drilling contracts is largely dependent on the number of these contracts available for bid, which in turn is influenced by market prices for oil and natural gas, among other factors. Furthermore, our ability to enter into turnkey drilling contracts may be constrained from time to time by the availability of our or third-party drilling rigs. Constraints on the availability of rigs may cause delays in our drilling management projects and a reduction in the number of projects that we can complete overall, which could have an adverse effect on the results of operations of our drilling management services business.

Public health threats could have a material adverse effect on our operations and our financial results.

        Public health threats, such as the bird flu, Severe Acute Respiratory Syndrome, and other highly communicable diseases, outbreaks of which have already occurred in various parts of the world in which we operate, could adversely impact our operations, the operations of clients and the global economy, including the worldwide demand for oil and natural gas and the level of demand for our services. Any quarantine of personnel or inability to access our offices or rigs could adversely affect our operations. Travel restrictions or operational problems in any part of the world in which we operate, or any reduction in the demand for drilling services caused by public health threats in the future, may materially impact operations and adversely affect our financial results.

Compliance with or breach of environmental laws can be costly and could limit our operations.

        Our operations are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. For example, as an operator of mobile offshore drilling units in navigable U.S. waters and some offshore areas, we may be liable for damages and costs incurred in connection with oil spills related to those operations. Laws and regulations protecting the environment have become more stringent in recent years and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence. These laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

        We have generally been able to obtain some degree of contractual indemnification pursuant to which our clients agree to protect and indemnify us against liability for pollution, well and environmental damages; however, there is no assurance that we can obtain such indemnities in all of our contracts or that, in the event of extensive pollution and environmental damages, our clients will have the financial capability to fulfill their contractual obligations to us. Also, these indemnities may not be enforceable in all instances.

Our ability to operate our rigs in the U.S. Gulf of Mexico could be restricted by governmental regulation.

        Hurricanes Ivan, Katrina and Rita caused damage to a number of rigs in the U.S. Gulf of Mexico fleet, and rigs that were moved off location by the storms may have damaged platforms, pipelines, wellheads and other drilling rigs during their movements. The Minerals Management Service of the U.S. Department of the Interior ("MMS") has conducted hearings and is undertaking studies to determine methods to prevent or reduce the number of such incidents in the future. The MMS issued guidelines requiring jackup drilling rigs operating in the U.S. Gulf of Mexico to operate during hurricane season with a greater air gap between the hull of the rig and the water, effectively reducing the water depth in which the rigs can operate. The regulations also require operators to conduct more stringent subjective risk assessments of the soil conditions in which the rigs operate in order to increase the survivability of rigs in hurricane conditions. These regulations limit the areas in which particular jackup rigs can operate and expose operators to greater risk of a contracted rig not being able to operate at a specified location, and may reduce the marketability of certain rigs or generally decrease the demand for jackup rigs during hurricane season. In 2006, the MMS issued interim guidelines requiring that semisubmersibles operating in the U.S. Gulf of Mexico assess their mooring systems against stricter criteria. In 2007 additional guidelines were issued which impose stricter criteria, requiring rigs to meet 25-year storm conditions. Although all of our semisubmersibles currently operating in the U.S. Gulf of Mexico meet the 2007 requirements, these guidelines may negatively impact our ability to operate other semisubmersibles in the U.S. Gulf of Mexico in the future. Moreover, the MMS may issue additional regulations that could increase the cost of operations or reduce the area of operations for our rigs in the future, thus reducing their marketability. Implementation of additional MMS regulations may subject us to increased costs or limit the operational capabilities of our rigs and could materially and adversely affect our operations in the U.S. Gulf of Mexico.

World political events could affect the markets for drilling services.

        World political events have resulted in military action in Afghanistan and Iraq and terrorist attacks and related unrest. Military action by the United States or other nations could escalate and further acts of terrorism may occur in the U.S. or elsewhere. Such acts of terrorism could be directed against companies such as ours. Such developments have caused instability in the world's financial and insurance markets in the past. In addition, these developments could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services. Insurance premiums could increase and coverages may be unavailable in the future.

        U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future.

We are subject to anti-takeover provisions.

        Our articles of association contain provisions that could prevent or delay an acquisition of the company by means of a tender offer, a proxy contest or otherwise. These provisions may also adversely affect prevailing market prices for our ordinary shares. These provisions, among other things:

  •
  classify our board into three classes of directors, each of which serve for staggered three-year periods;

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  provide that our board may designate the terms of any new series of preference shares;

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  provide that any shareholder who wishes to propose any business or to nominate a person or persons for election as director at any annual meeting may only do so if advance notice is given to the Secretary of Transocean;

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  provide that the exact number of directors on our board can be set from time to time by a majority of the whole board of directors and not by our shareholders, subject to a minimum of two and a maximum of 14;

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  provide that directors can be removed from office only for cause, as defined in our articles of association, by the affirmative vote of the holders of the issued shares generally entitled to vote;

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  provide that any vacancy on the board of directors will be filled by the affirmative vote of the remaining directors and not by the shareholders; provided, however, that during the period until November 27, 2009, if the vacancy relates to a director who was a Transocean director prior to our merger transaction with GlobalSantaFe, then the vacancy will be filled by the other Transocean directors, and if the vacancy relates to a director who was a GlobalSantaFe director prior to our merger transaction with GlobalSantaFe, then the vacancy will be filled by the other GlobalSantaFe directors;

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  provide that any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders unless taken by written consent of all holders of ordinary shares;

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  provide that only a majority of the directors may call extraordinary general meetings of the shareholders;

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  limit the ability of the our shareholders to amend or repeal some provisions of our articles of association; and

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  limit transactions between us and an "interested shareholder," which is generally defined as a shareholder that, together with its affiliates and associates, beneficially, directly or indirectly, owns 15% or more of our issued voting shares.

        Our board of directors is comprised of seven persons who were designated by Transocean and seven persons who were designated by GlobalSantaFe prior to completing the merger. Under our articles of association, at each annual general meeting held during the two years following the completion of the merger, each such director whose term expires during such period will be nominated for re-election (or another person selected by the applicable group of directors will be nominated for election) to our board of directors.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

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  repayment or refinancing of debt,

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  acquisitions,

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  working capital,

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  capital expenditures and repurchases, and

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  redemptions of securities.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratio of earnings to fixed charges for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006.

	Nine months ended September 30, 2007	Year ended December 31,
		2006		2005		2004		2003		2002
Historical ratio of earnings to fixed charges	15.94x	12.28	x	7.61	x	2.37	x	1.15	x	(a)

    (a)
    Total fixed charges exceed total adjusted earnings available for payment of fixed charges by $2,474 million. Total adjusted earnings available for payment of fixed charges includes a $2,876 million goodwill impairment charge.

        We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, "earnings" consist of income (loss) from continuing operations before income taxes plus fixed charges, distributed earnings of unconsolidated affiliates and amortization of capitalized interest, less capitalized interest and undistributed equity in earnings of unconsolidated affiliates. "Fixed charges" consist of interest expense, capitalized interest, amortization of debt discount or premium and an estimate of the interest within rental expense.

        Our ratio of earnings to fixed charges and preference share dividends for the nine-month period ended September 30, 2007 and for each of the years in the five-year period ended December 31, 2006 is the same as the ratio of earnings to fixed charges because we had no preference shares outstanding for any of the periods presented.

DESCRIPTION OF THE DEBT SECURITIES

        Our debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities on a senior unsecured basis under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a senior indenture. We will issue subordinated debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. We refer to any such indenture as a subordinated indenture. We refer to the senior indentures and the subordinated indentures collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination. The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, our senior debt (as defined with respect to the series of subordinated debt securities) and may rank equally with or senior or junior to our other subordinated debt that may be outstanding from time to time.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "us" or "we" mean Transocean Inc. only.

Provisions Applicable to Each Indenture

        General.    The indentures do not limit the amount of debt securities that may be issued under that indenture, and do not limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

        Unless we inform you otherwise in the applicable prospectus supplement, the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  whether the debt securities will be senior or subordinated debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global debt securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

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  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  whether the debt securities are defeasible in the matter described below under "—Defeasance," and any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity;

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  with respect to any subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

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  any other terms of the debt securities not prohibited by the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

        Consolidation, Merger and Sale of Assets.    The indentures generally permit a consolidation, merger or scheme of arrangement qualifying as an amalgamation between us and another entity. They also permit us to sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with, merge into or complete a scheme of arrangement qualifying as an amalgamation with any entity or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any entity unless:

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  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

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  if we are not the continuing entity, the resulting entity or transferee assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indenture and the debt securities.

        Upon any such consolidation, merger or scheme of arrangement qualifying as an amalgamation in which we are not the continuing entity or any such asset sale, lease, conveyance, transfer or disposition involving us, the resulting entity or transferee will be substituted for us under the applicable indenture and debt securities. In the case of an asset sale, conveyance, transfer or disposition other than a lease, we will be released from the applicable indenture.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

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  failure to pay interest when due on that series of debt securities for 30 days;

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  failure to pay principal of or any premium on that series of debt securities when due;

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  failure to make any sinking fund payment when required for that series for 30 days;

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  failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of one or more other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

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  specified events involving bankruptcy, insolvency or reorganization of Transocean Inc.; and

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  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The indentures provide that the trustee generally must mail notice of a default or event of default of which it has actual knowledge to the registered holders of the applicable debt securities within 90 days of occurrence. However, the trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. If any other event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the event of default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

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  the holder gives the trustee written notice of a continuing event of default for that series;

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  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

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  the holders offer to the trustee indemnity satisfactory to the trustee;

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  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

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  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

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  with respect to debt securities of a series, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising as a result of specified events of default; or

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  with respect to all debt securities issued under the applicable indenture that are affected, conducting any proceeding for any remedy available to the trustee and exercising any trust or power conferred on the trustee relating to or arising other than as a result of such specified events of default.

        The trustee, however, may refuse to follow any such direction that conflicts with law or the indentures, is unduly prejudicial to the rights of other holders of the debt securities, or would expose the trustee to personal liability. In addition, prior to acting at the direction of holders, the trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

        The indentures require us to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security issued under the indenture and affected, however, no modification to that indenture may:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or change the time for payment of interest on the debt security;

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  reduce the principal of the debt security or change its stated maturity;

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  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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  change any obligation to pay additional amounts on the debt security;

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  make payments on the debt security payable in currency other than as originally stated in the debt security;

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  impair the holder's right to institute suit for the enforcement of any payment on the debt security;

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  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

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  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or scheme of arrangement qualifying as an amalgamation or asset sale, lease, conveyance, transfer or other disposition of all or substantially all of our assets, in each case as permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; provided, that any change made solely to conform the provisions of the indenture to a description of debt securities in a prospectus supplement will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to supplement the provisions of an indenture to permit or facilitate defeasance or discharge of securities that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. We will inform you in the applicable prospectus supplement if defeasance provisions apply to a series of debt securities. For such debt securities, if any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the consolidation, merger, scheme of arrangement and sale of assets covenant and other specified covenants relating to the debt securities of that series, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person's own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture contains limitations on the right of the trustee, if it becomes our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of any notice of redemption or mandatory offer to repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agent.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the due date to the date of that payment on the next succeeding business date. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Notices.    Any notice required by the indentures to be provided to holders of the debt securities will be given by mail to the registered holders at the addresses as they appear in the security register.

        Replacement of Debt Securities.    We will replace any debt securities that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated debt securities or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed debt security, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt securities before a replacement debt security will be issued.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Subordinated Debt Securities

        Subordination.    Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, as described below. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in a prospectus supplement, "Senior Debt" will mean all debt, including guarantees, of ours, unless the debt states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under a subordinated indenture.

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company. Our authorized share capital is $13,000,000, divided into:

  •
  800,000,000 ordinary shares, par value $0.01, and

  •
  50,000,000 other shares, par value $0.10, which shares may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined by action of the board of directors.

        As of November 27, 2007, approximately 315,940,934 ordinary shares and no other class or series of shares had been issued.

        The following description of our share capital is a summary. This summary is not complete and is subject to the complete text of the memorandum of association (the "memorandum") and articles of association (the "articles"). Our memorandum and articles are exhibits to the registration statement and are incorporated herein by reference. We encourage you to read those documents carefully.

DESCRIPTION OF ORDINARY SHARES

Voting

        The holders of ordinary shares are entitled to one vote per share other than on the election of directors.

        With respect to the election of directors, each holder of ordinary shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected and for whose election that holder has a right to vote. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. We have, however, adopted a majority vote policy in the election of directors as part of our Corporate Governance Guidelines. This policy provides that the board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (1) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (2) the board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast "for" than "against" the nominee's election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the board whether to accept the tendered resignation or reject it. The board must then act on the Corporate Governance Committee's recommendation within 90 days following the certification of the shareholder vote. The board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter. Cumulative voting for the election of directors is prohibited by our articles.

        There are no limitations imposed by Cayman Islands law or the articles on the right of nonresident shareholders to hold or vote their ordinary shares.

        The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence in person or by proxy of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

        Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of a company, voluntarily winding up a company or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by the holders of two-thirds of the shares voted at a general meeting (or such greater number as may be specified in the articles of association of the company) or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

Quorum for General Meetings

        The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting, is a quorum for the transaction of most business. However, different quorums are required in some cases to approve a change in our articles.

        Shareholders present, in person or by proxy, holding at least 95% of the issued shares entitled to vote at a meeting constitute the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cause any of the following provisions of the articles to cease to apply:

  •
  Section 17—which relates to the convening of general meetings,

  •
  Section 19—which relates to proceedings and procedures at general meetings,

  •
  Section 21.1—which relates to the election and appointment of directors,

  •
  Section 26—which requires shareholders to approve the sale, lease or exchange of all or substantially all of Transocean's property or assets, or

  •
  Section 27—which generally requires shareholders to approve business combinations with interested shareholders (with the exceptions described below).

        This required quorum is also necessary to amend, vary, suspend the operation of or cause the provisions of Article 40, which sets forth certain corporate governance provisions described below under "Corporate Governance" that are otherwise effective until November 27, 2009, to cease to apply. The quorum requirement for a special resolution to amend, vary, suspend the operation of or cause the provisions of Article 40 to cease to apply may be waived by the vote of two-thirds of the board of directors.

        Notwithstanding the above, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at the meeting to consider or adopt a special resolution, is a quorum if:

  •
  a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution, and

  •
  in the case of a special resolution to amend, vary, suspend the operation of or disapply Section 27 of the articles, other than a special resolution referred to below, the favorable board of directors' recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

        In addition, the presence of shareholders, in person or by proxy, holding at least a majority of the issued shares entitled to vote at a meeting, is also the required quorum to consider or adopt a special resolution to delete Section 27 of the articles if:

  •
  the resolution will not be effective until 12 months after the passing of the resolution, and

  •
  the restriction in Section 27 of the articles will otherwise continue to apply to any business combination between us and any person who became an interested shareholder on or before the passing of the resolution.

        The shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of shareholders that leaves less than a quorum.

Corporate Governance

        Article 40 of the articles stipulates the following with respect to the composition of our board of directors and our management until November 27, 2009, the second anniversary of our merger transaction with GlobalSantaFe:

  •
  the board of directors will consist of 14 directors, an equal number of whom were designated prior to the merger transaction by Transocean, whom we refer to as the Transocean designated directors, and by GlobalSantaFe, whom we refer to as the GlobalSantaFe designated directors,

  •
  Robert E. Rose will be the chairman of the board of directors, and the removal, replacement or appointment of a new chairman will require the vote of two-thirds of the entire board of directors,

  •
  each committee of the board of directors will consist of an equal number of Transocean designated directors and GlobalSantaFe designated directors,

  •
  the chairman of each of the audit committee and the executive compensation committee of the board of directors will be a GlobalSantaFe designated director,

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  the chairman of each of the corporate governance committee and the finance and benefits committee of the board of directors will be a Transocean designated director,

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  in the event that a Transocean designated director or a GlobalSantaFe designated director dies, resigns, is removed from or otherwise fails to serve on the board of directors, the remaining Transocean designated directors or GlobalSantaFe designated directors, as applicable, may designate such director's replacement, and

  •
  Robert L. Long will be our chief executive officer and Jon A. Marshall will be our president and chief operating officer, and the removal, replacement or appointment of a new chief executive officer or president and chief operating officer will require the vote of two-thirds of the entire board of directors.

Dividend Rights

        Subject to the Companies Law (as amended), any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

Rights Upon Liquidation

        Upon our liquidation, after creditors have been paid the full amounts owing to them and the holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, then the holders of ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

No Sinking Fund

        The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The ordinary shares that have been issued to date are duly and validly issued, fully paid and nonassessable. Any ordinary shares we offer under this prospectus will be fully paid and nonassessable.

No Preemptive Rights

        Holders of ordinary shares have no preemptive or preferential right to purchase any of our securities.

Redemption and Conversion

        The ordinary shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the shares.

Repurchase

        Under our articles, we may purchase any issued ordinary shares in the circumstances and on the terms agreed by us and the holder of the shares, whether or not we have made a similar offer to any of the other holders of ordinary shares.

Restrictions on Transfer

        Subject to the rules of any stock exchange on which the ordinary shares may be listed, the board of directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

Other Classes or Series of Shares

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Compulsory Acquisition of Shares Held by Minority Holders

        An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:

  •
  by a procedure under the Companies Law (as amended) of the Cayman Islands known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of a Cayman Islands court and approval of the arrangement by a majority in number representing 75% or more in value of each of the shareholders present and voting, whether in person or by proxy, at the meeting held to consider the arrangement (in each case ignoring the issued ordinary shares held by the acquiring party, if any). If a scheme of arrangement receives all necessary consents, all holders of ordinary shares of the company would be compelled to sell their shares under the terms of the scheme of arrangement, or

  •
  by acquiring pursuant to a tender offer 90% of the ordinary shares not already owned by the acquiring party. If the acquiring party has, within four months after the making of an offer for all the ordinary shares not owned by the acquiring party, obtained the approval of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

Uncertificated Shares

        We are authorized to issue ordinary shares in certificated or uncertificated form. We currently issue ordinary shares in uncertificated, book-entry form.

Stock Exchange Listing

        The ordinary shares are listed on the New York Stock Exchange and trade under the symbol "RIG."

Transfer Agent

        The transfer agent and registrar for the ordinary shares is The Bank of New York.

DESCRIPTION OF PREFERENCE SHARES

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of that class or series, to provide from time to time for the issuance of up to 50,000,000 preference shares in one or more classes or series of shares. The board of directors can also establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

        We have summarized selected provisions of the preference shares in this section. This summary is not complete. If we offer any preference shares, we will file the form of the preference shares with the SEC, and you should read it for provisions that may be important to you.

        The prospectus supplement relating to any series of preference shares being offered will describe that series of preference shares and include specific terms relating to the offering. The prospectus supplement will include some or all of the following:

  •
  the title of the preference shares,

  •
  the maximum number of shares of the series,

  •
  the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative,

  •
  procedures for any auctioning or remarketing of the preference shares,

  •
  any liquidation preference,

  •
  any optional redemption provisions,

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  any sinking fund or other provisions that would obligate us to redeem or purchase the preference shares,

  •
  any terms for the conversion or exchange of the preference shares for our debt securities, ordinary shares or other preference shares,

  •
  any voting rights, or

  •
  any other preferences and relative, participating, optional or other special rights and limitations.

        Any preference shares we offer under this prospectus will be fully paid and nonassessable. The transfer agent and registrar for each series will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preference shares, ordinary shares or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

        We have summarized selected provisions of the warrants and the warrant agreements below. This summary is not complete. If we offer any warrants, we will file the form of any warrant certificate and warrant agreement with the SEC, and you should read the warrant certificate and warrant agreement for provisions that may be important to you.

        The prospectus supplement relating to any warrants being offered will describe the warrants and include specific terms relating to the offering. The prospectus supplement will include some or all of the following:

  •
  the title of the warrants,

  •
  the aggregate number of warrants offered,

  •
  the designation, number and terms of the debt securities, ordinary shares, preference shares or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers,

  •
  the exercise price of the warrants,

  •
  the dates or periods during which the warrants are exercisable,

  •
  the designation and terms of any securities with which the warrants are issued,

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable,

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated,

  •
  any minimum or maximum amount of warrants that may be exercised at any one time,

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants, or

  •
  any other terms of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

        We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

Enforceability

        The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

ANTI-TAKEOVER PROVISIONS

        Our articles have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquiror prior to its having obtained sufficient control to adopt a special resolution amending our articles.

        The articles provide that our board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, as defined in the articles, by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may be filled only by the remaining directors and not by the shareholders. Additionally, until November 27, 2009, any vacancy on the board of directors shall be filled as follows: if the vacancy relates to a director who was a Transocean director immediately prior to the time of our merger transaction with GlobalSantaFe, then by the other Transocean directors, and if the vacancy relates to a director who was a GlobalSantaFe director immediately prior to the time of our merger transaction with GlobalSantaFe, then by the other GlobalSantaFe directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        The articles provide that the board of directors will consist of at least two and not more than 14 persons plus the number of directors that any class of shares (other than ordinary shares) are entitled to elect, voting separately as a class. As of the effective time of our merger transaction with GlobalSantaFe, we had 14 directors, seven of whom were previously Transocean directors and seven of whom were previously GlobalSantaFe directors. We will use reasonable best efforts to maintain this allocation until November 27, 2009. After such time, the exact number of directors is to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

        The articles establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The articles provide generally that, if a shareholder desires to nominate candidates for election as directors or propose any business at an annual general meeting, that shareholder must give us notice not less than 90 days prior to the anniversary of the originally scheduled date of the immediately preceding annual general meeting. However, if the date of the forthcoming annual general meeting is more than 30 days before or after the anniversary date, the deadline is the close of business on the tenth day after we publicly disclose the meeting date. In each case, the notice must contain specified information concerning the shareholder submitting the proposal.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of ordinary shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of ordinary shares. Special general meetings may be called only by a majority of the entire board of directors.

        The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this prospectus.

        The special quorum provisions contained in the articles require the holders of 95% of all the voting shares to be present, in person or by proxy, at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or cease the application of the following provisions of the articles, unless a majority of the board of directors has recommended that the shareholders vote in favor of the special resolution:

  •
  Section 17—which relates to the convening of general meetings,

  •
  Section 19—which relates to proceedings and procedures at general meetings,

  •
  Section 21.1—which relates to the election and appointment of directors,

  •
  Section 26—which requires shareholders to approve the sale, lease or exchange of all or substantially all of our property or assets, or

  •
  Section 27—which generally requires shareholders to approve business combinations with interested shareholders.

        This required quorum is also necessary to amend, vary, suspend the operation of or cause the provisions of Article 40, which sets forth certain corporate governance provisions that are otherwise effective until November 27, 2009, to cease to apply. These provisions include that until November 27, 2009, Robert E. Rose will serve as chairman of the board of directors, Robert L. Long will serve as our chief executive officer and Jon A. Marshall will serve as our president and chief operating officer unless such person is removed or replaced by the affirmative vote of two-thirds of the entire board of directors of Transocean. Please read "Description of Ordinary Shares—Corporate Governance." The quorum requirement for a special resolution to amend, vary, suspend the operation of or cause the provisions of Article 40 to cease to apply may be waived by the vote of two-thirds of the board of directors.

        For a description of exceptions to the quorum requirements to amend Section 27, see the discussion under the heading "Description of Ordinary Shares—Quorum for General Meetings."

        Our articles generally prohibit "business combinations" between us and an "interested shareholder." Specifically, "business combinations" between an interested shareholder and us are prohibited for a period of three years after the time the interested shareholder acquired its shares, unless:

  •
  the business combination or the transaction resulting in the person becoming an interested shareholder is approved by the board of directors prior to the date the interested shareholder acquired shares,

  •
  the interested shareholder acquired at least 85% of our shares in the transaction in which it became an interested shareholder, or

  •
  the business combination is approved by a majority of the board of directors and by the affirmative vote of disinterested shareholders holding at least two-thirds of the shares generally entitled to vote.

        "Business combinations" is defined broadly to include mergers, consolidations of majority owned subsidiaries, sales or other dispositions of assets having an aggregate value equal to or in excess of 10% of our consolidated assets, and most transactions that would increase the interested shareholder's proportionate share ownership.

        "Interested shareholder" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 15% or more of our issued voting shares, or who is an affiliate or associate of the company and was the owner of 15% or more of our issued voting shares within the three-year period immediately prior to the date a determination is sought.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents. The prospectus supplement will set forth the following information:

  •
  the terms of the offering,

  •
  the names of any underwriters or agents,

  •
  the purchase price,

  •
  the net proceeds to us,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts and other items constituting underwriters' compensation,

  •
  any initial public offering price,

  •
  any discounts or concessions allowed or reallowed or paid to dealers, and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares.

        We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

        The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be our customers, may engage in transactions with us, or may perform services for us in the ordinary course of their businesses.

        The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

LEGAL MATTERS

        The validity of the debt securities offered hereby will be passed upon by Baker Botts L.L.P., Houston, Texas. The validity of the ordinary shares, preference shares and warrants offered hereby will be passed upon by our Cayman Islands counsel, Walkers, Cayman Islands. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements and schedule of Transocean Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, and are incorporated herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of GlobalSantaFe Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2006, which is incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and natural gas reserves in the United States was prepared by Netherland, Sewell and Associates, Inc., and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report. In addition, certain information with respect to our proved oil and natural gas reserves in the United Kingdom was prepared by the firm of DeGolyer and MacNaughton, and has been incorporated herein by reference upon the authority of said firm as experts with respect to matters covered by such reports and in giving such report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited condensed financial information of GlobalSantaFe and subsidiaries for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated herein by reference to Transocean Inc.'s Current Report on Form 8-K filed on December 3, 2007, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated November 1, 2007, for the three-month and nine-month periods ended September 30, 2007 and 2006, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited condensed financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses.		200,000
Legal fees and expenses		400,000
Accounting fees and expenses		400,000
Fees and expenses of trustee and counsel		20,000
Rating agency fees		200,000
Miscellaneous		280,000

Total		$1,500,000

*
Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

Item 15.    Indemnification of Directors and Officers

        Article 34.1 of the registrant's Articles of Association provides that:

        No directors of the registrant will be personally liable to the registrant or, if any, its members for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the registrant or, if any, to its members, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (3) for any transaction from which the director derived an improper personal benefit.

        The registrant will indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the registrant) by reason of the fact that he is or was a director or officer of the registrant, or, while serving as a director or officer of the registrant, is or was serving at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by Section 34.1 also includes the right of such persons to be paid in advance by the registrant for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect.

        Unless otherwise determined by the registrant's board of directors, the registrant will indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the registrant), by reason of the fact that he is or was an employee (other than an officer) or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

        The rights and authority conferred by Section 34.1 are not exclusive of any other right that any person has or hereafter acquires under any law, provision of the registrant's articles of association or memorandum of association, agreement, vote of members of the registrant or of the board of directors of the registrant or otherwise.

        The registrant also has directors' and officers' liability insurance that would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        Agreements that may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the registrant may contain provisions relating to the indemnification of the registrant's officers and directors

        The Agreement and Plan of Merger, dated as of July 21, 2007, by and among the registrant, Transocean Worldwide Inc. and GlobalSantaFe Corporation (the "Merger Agreement") provides that, following the Transactions (as defined in the Merger Agreement), the registrant will indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, (1) each person who is, or has been at any time prior to the effective time of the Transactions, an officer or director of the registrant or GlobalSantaFe or any of their subsidiaries or divisions and (2) each person who served as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the registrant or GlobalSantaFe against all losses, claims, damages, liabilities, costs or expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation that arises out of or pertains to actual or alleged acts or omissions by them in the capacities set forth in (1) and (2) above. The registrant's duty to indemnify, defend and hold harmless applies whether or not such actions are commenced, asserted or claimed prior to the effective time of the Transactions. In the event of such claim, action, suit, proceeding or investigation, the registrant is required to pay the fees and expenses of counsel selected by the party to be indemnified, to the fullest extent permitted by applicable law in advance of the final disposition of any such action and cooperate in the defense of any such matter.

        The Merger Agreement provides that the rights to indemnification will survive the Transactions. The Merger Agreement also provides that for a period of six years after the effective time of the Transactions, the registrant will maintain officers' and directors' liability insurance covering those individuals described in (1) and (2) of the preceding paragraph who were covered prior to the effective time of the Transactions by officers' and directors' liability insurance policies maintained by the registrant and GlobalSantaFe on terms substantially no less advantageous to those individuals than the existing registrant and GlobalSantaFe insurance, provided that the registrant will not be required to pay annual premiums in excess of 250% of the last premium paid by the registrant prior to the date of the merger agreement, in which case the registrant will purchase as much coverage as is reasonably practicable for that amount.

Item 16.    Exhibits*

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of July 21, 2007 among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on July 23, 2007)
3.1	Memorandum of Association of Transocean Inc., as amended and restated (incorporated by reference to Annex E to the Joint Proxy Statement filed by the Company on October 3, 2007)
3.2	Articles of Association of Transocean Inc., as amended and restated (incorporated by reference to Annex F to the Joint Proxy Statement filed by the Company on October 3, 2007)
†4.1	Form of Senior Indenture
†4.2	Form of Subordinated Indenture
†5.1	Opinion of Baker Botts L.L.P.
†5.2	Opinion of Walkers
†12	Statement of computation of ratio of earnings to fixed charges
†15.1	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
†23.1	Consent of Ernst & Young LLP
†23.2	Consent of PricewaterhouseCoopers LLP
†23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
†23.4	Consent of Walkers (included in Exhibit 5.2)
†23.5	Consent of Netherland, Sewell & Associates, Inc.
†23.6	Consent of DeGolyer and MacNaughton
†24	Powers of Attorney (included on signature page hereof)
†25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee

*
The registrant will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preference shares or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of counsel to the registrant as to certain tax matters relative to the securities offered hereby and (v) any Statement of Eligibility and Qualification under the Trust Indenture Act as to the applicable trustee.

†
Filed herewith

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on December 3, 2007.

TRANSOCEAN INC.
By:	/s/ GREGORY L. CAUTHEN Gregory L. Cauthen Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Robert L. Long, Gregory L. Cauthen, Eric B. Brown, John H. Briscoe and Chipman Earle, and each of them severally, his true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as director, officer or both, as the case may be, of Transocean Inc., this Registration Statement and any and all amendments thereto, including any and all exhibits and other instruments and documents said attorney or attorneys shall deem necessary, appropriate or advisable in connection therewith, and to file the same with the Securities and Exchange Commission and to appear before the Securities and Exchange Commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 3, 2007.

SIGNATURE	TITLE

/s/ ROBERT L. LONG Robert L. Long	Chief Executive Officer and Director (Principal Executive Officer)
/s/ GREGORY L. CAUTHEN Gregory L. Cauthen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JOHN H. BRISCOE John H. Briscoe	Vice President and Controller (Principal Accounting Officer)
/s/ ROBERT E. ROSE Robert E. Rose	Chairman of the Board of Directors

/s/ W. RICHARD ANDERSON W. Richard Anderson	Director
/s/ THOMAS W. CASON Thomas W. Cason	Director
/s/ RICHARD L. GEORGE Richard L. George	Director
/s/ VICTOR E. GRIJALVA Victor E. Grijalva	Director
/s/ JON A. MARSHALL Jon A. Marshall	President and Chief Operating Officer and Director
/s/ MARTIN B. MCNAMARA Martin B. McNamara	Director
/s/ EDWARD R. MULLER Edward R. Muller	Director
/s/ KRISTIAN SIEM Kristian Siem	Director
/s/ ROBERT M. SPRAGUE Robert M. Sprague	Director
/s/ IAN C. STRACHAN Ian C. Strachan	Director
/s/ J. MICHAEL TALBERT J. Michael Talbert	Director
/s/ JOHN L. WHITMIRE John L. Whitmire	Director

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of July 21, 2007 among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on July 23, 2007)
3.1	Memorandum of Association of Transocean Inc., as amended and restated (incorporated by reference to Annex E to the Joint Proxy Statement filed by the Company on October 3, 2007)
3.2	Articles of Association of Transocean Inc., as amended and restated (incorporated by reference to Annex F to the Joint Proxy Statement filed by the Company on October 3, 2007)
†4.1	Form of Senior Indenture
†4.2	Form of Subordinated Indenture
†5.1	Opinion of Baker Botts L.L.P.
†5.2	Opinion of Walkers
†12	Statement of computation of ratio of earnings to fixed charges
†15.1	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
†23.1	Consent of Ernst & Young LLP
†23.2	Consent of PricewaterhouseCoopers LLP
†23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
†23.4	Consent of Walkers (included in Exhibit 5.2)
†23.5	Consent of Netherland, Sewell & Associates, Inc.
†23.6	Consent of DeGolyer and MacNaughton
†24	Powers of Attorney (included on signature page hereof)
†25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee

†
Filed herewith.